1. 1) THE PARTIES TO THIS AGREEMENT ARE:

THE SELLER:

Global Leadership Institute South Africa, LLC

2711 Centerville Road Suite 400

Wilmington, Delaware 19808

THE BUYER:

Cephas Holding Corp 215 Dino Dr. Ann Arbor, MI 48103

2) DESCRIPTION OF THE ASSETS

The assets being sold pursuant to the terms of this Bill of Sale consists of all intellectual property listed under Schedule A also attached hereto.

3)

The Seller guarantees that he/she is the true and lawful owner of the above described Assets and that it is free of all encumbrances, liens and any and all legal claims.

4)

The Seller warrants that no person shall have legal claim against the Buyer for the removal of the Assets hereby sold and the Seller warrants to indemnify and hold harmless the Buyer from any and all adverse claims arising from the sale of the Assets.

5)

The Seller or his/her agent gives no warranty or guarantee other than those specified in paragraphs 3 and 4 above.

6)

The Buyer admits having inspected the Assets to his/her satisfaction and that no guarantees or warranties were expressed or implied by the Seller or his/her agent regarding the condition, quality or fitness for any purpose of the Assets.

7)

The Assets are sold As-Is and the Seller shall not be liable for any defects, patent, latent or otherwise.

8)

The risk passes to the Buyer once the Buyer or his/her agent takes possession of the Assets.

9)

The purchase price is the sum total 3 million restricted common shares of Cephas Holding Corp (OTC: CEHC) paid upon execution.

Signed at

on this 9th day of May 2013.

Seller: David Altman   s/s

Global Leadership Instute, South Africa, LLC

5/9/2013

Buyer: Cephas Holding Corp by Peter Klamka, CEO

s/s Peter Klamka

SCHEDULE A

1.

Domain name www.gli360.com.

2.

Any business relationships, intellectual property, trade secrets, contracts if any, and corporate goodwill.

3.

Services of David Altman to be separately contracted for in an employment or personal services contract.